CSFB04-AR04_PRELIM - Price/Yield - I-A-1	3s

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon*	4.071	Dated	4/1/2004	NET(1)	4.071	WALA(1)	2
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 33, THEN NET WAC LESS [0.0000]%.  EFFECTIVE NET MARGIN EQUALS APPROX. [2.0033]%

RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL	(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

											RUN TO CALL-NO RESET
Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)	300 PSA - Call (Y)	50 CPR - Call (Y)
101-27+	3.0386	2.9587	2.9241	2.8692	2.8306	2.7695	2.6581	2.5326	2.3918	2.2307	3.2206	3.1890
101-28	3.0311	2.9506	2.9158	2.8605	2.8216	2.7601	2.6478	2.5215	2.3796	2.2174	3.2171	3.1847
101-28+	3.0236	2.9425	2.9074	2.8518	2.8126	2.7506	2.6375	2.5103	2.3674	2.2040	3.2136	3.1805
101-29	3.0161	2.9345	2.8991	2.8431	2.8036	2.7412	2.6273	2.4991	2.3552	2.1907	3.2101	3.1762
101-29+	3.0087	2.9264	2.8908	2.8343	2.7946	2.7317	2.6170	2.4880	2.3431	2.1773	3.2065	3.1720
101-30	3.0012	2.9183	2.8825	2.8256	2.7856	2.7223	2.6068	2.4768	2.3309	2.1640	3.2030	3.1677
101-30+	2.9937	2.9103	2.8742	2.8169	2.7766	2.7128	2.5965	2.4656	2.3187	2.1507	3.1995	3.1634
101-31	2.9862	2.9022	2.8658	2.8082	2.7676	2.7034	2.5863	2.4545	2.3066	2.1374	3.1960	3.1592
101-31+	2.9788	2.8942	2.8575	2.7995	2.7586	2.6940	2.5760	2.4433	2.2944	2.1240	3.1925	3.1549
102-00	2.9713	2.8861	2.8492	2.7908	2.7496	2.6845	2.5658	2.4322	2.2822	2.1107	3.1890	3.1507
102-00+	2.9638	2.8780	2.8409	2.7821	2.7406	2.6751	2.5555	2.4210	2.2701	2.0974	3.1855	3.1464
102-01	2.9563	2.8700	2.8326	2.7734	2.7316	2.6657	2.5453	2.4099	2.2579	2.0841	3.1820	3.1422
102-01+	2.9489	2.8619	2.8243	2.7646	2.7227	2.6562	2.5351	2.3988	2.2458	2.0708	3.1786	3.1379
102-02	2.9414	2.8539	2.8160	2.7559	2.7137	2.6468	2.5248	2.3876	2.2336	2.0575	3.1751	3.1337
102-02+	2.9339	2.8458	2.8077	2.7472	2.7047	2.6374	2.5146	2.3765	2.2215	2.0442	3.1716	3.1294
102-03	2.9265	2.8378	2.7994	2.7385	2.6957	2.6280	2.5044	2.3654	2.2093	2.0309	3.1681	3.1252
102-03+	2.9190	2.8297	2.7911	2.7299	2.6867	2.6185	2.4942	2.3542	2.1972	2.0176	3.1646	3.1209

Spread @ Center Price**	99.60	99.60	99.50	98.80	98.10	96.50	92.40	86.50	78.50	68.00	-0.70	30.10
WAL	2.17	2.01	1.94	1.85	1.79	1.7	1.56	1.43	1.3	1.19	5.01	4.02
Principal Window	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Oct15	May04 – Apr13
Principal # Months	33	33	33	33	33	33	33	33	33	33	138	108

LIBOR_6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR_1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT_1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
Yld	1.110	1.160	1.341	1.618	1.895	2.415	2.847	3.200

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE